Exhibit 10.1

FIRST AMENDMENT TO

COLLABORATION AGREEMENT

THIS FIRST AMENDMENT TO COLLABORATION AGREEMENT (the “Amendment”) amends the Collaboration Agreement entered into as of September 12, 2005 (the “Agreement”) by and between PDL BioPharma, Inc. (formerly Protein Design Labs, Inc.), a Delaware corporation (“PDL”), and Biogen Idec MA Inc., a Massachusetts corporation (“Biogen Idec”).

RECITALS

WHEREAS, the Parties desire to amend the Agreement to delete Section 16.4 of the Agreement regarding consequences of a Change of Control (as defined in the Agreement), to permit the Agreement, as amended, to be assigned by either Party upon a Change of Control as provided in Section 18.1 of the Agreement without the consequences that would have occurred under Section 16.4.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Parties, intending to be legally bound, agree as follows:

1. Capitalized Terms. The capitalized terms used herein shall have the same definitions as provided in the Agreement.

2. Deletion of Section 16.4; No Other Amendment. Section 16.4 of the Agreement is hereby deleted in its entirety and Section 16.5 is renumbered as Section 16.4. Except as provided in this Section 2, the Agreement shall continue in full force and effect.

This Amendment may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this First Amendment to Collaboration Agreement through their duly authorized representatives to be effective as of November 1, 2007.

PDL BIOPHARMA, INC.		BIOGEN IDEC MA INC.

By:	/s/ L. Patrick Gage	By:	/s/ James C. Mullen
Title:	Interim Chief Executive Officer	Title:	Chief Executive Officer
Date:	October 30, 2007	Date:	November 1, 2007